EXHIBIT 99.2
For Immediate Release

Investor Relations:                               Media Relations:
John Pitt                                         Calvin Mitchell
Instinet Group Incorporated                       Instinet Group Incorporated
212 310 7481                                      212 310 7520
john.pitt@instinet.com                            calvin.mitchell@instinet.com




      Instinet To Complete Acquisition of Island ECN on September 20, 2002

 $1.00 Per Share Dividend to be Paid to Stockholders of Record on September 19,
                                      2002



New York, September 12, 2002 - Instinet Group Incorporated (Nasdaq: INET) announced today that it intends to complete its previously announced acquisition of Island ECN on September 20, 2002. Once all closing conditions have been satisfied, the company intends to pay a special cash dividend of $1.00 per common share. Instinet's Board of Directors authorized payment by the company of the dividend to Instinet stockholders of record on September 19, 2002, subject to the closing of the transaction on September 20, 2002. This payment shall be made on or about October 3, 2002.

The acquisition brings together superior trading platforms with a common goal of improving customers' performance by applying innovative technology solutions to equity trading. The combined business will offer professional investors and traders access to a deep liquidity pool and a broad range of value-added services. As an attractive alternative to other market offerings, the combined business will also help preserve investor choice -- now and following the anticipated introduction of Nasdaq's SuperMontage system next month.


About Instinet


Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Through our electronic platforms, our customers also can access over 40 securities markets throughout the world, including Nasdaq, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. Unlike most traditional broker-dealers, we act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale. For more information, please go to www.instinet.com.

                                      # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

(C) 2002 Instinet Corporation and its affiliated companies. Member NASD/SIPC and a subsidiary of Instinet Group Incorporated. All rights reserved. INSTINET and the INSTINET Mark are service marks in the United States and in other countries throughout the world.


This press release contains certain statements that are neither reported financial results nor other historical information. These statements are forward-looking statements within the meaning of the safe-harbor provisions of the U.S. federal securities laws. Because these forward-looking statements are subject to risks and uncertainties, actual future results may differ materially from those expressed or implied by the statements. In particular, statements regarding the consummation of the Island transaction are subject to risks that the closing conditions to the transaction will not be satisfied. In addition, statements regarding the expected benefits of the Transaction are subject to the risk that expected synergies will not be achieved, risks related to the integration of the companies' operations, and to the general risks associated with the companies' businesses, including those described in Instinet's filings with the SEC, including under the caption "Risk Factors" in the proxy/information statement-prospectus filed with the Securities and Exchange Commission as part of a Registration Statement on Form S-4 on August 8, 2002, in Instinet's Form 10-Q for the period ended June 30, 2002 and in other documents filed with the SEC and available on Instinet's website at www.instinet.com. Certain information regarding Nasdaq trading volumes is also included in Instinet's Annual Report on Form 10-K for the period ended December 31, 2001 and on Instinet's website. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Instinet does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of these materials.